EXHIBIT 10.4

                                CREDIT AGREEMENT


                                  BY AND AMONG


                              OCEAN BIO-CHEM, INC.,

                         STAR-BRITE DISTRIBUTING, INC.,

                          STAR BRITE AUTOMOTIVE, INC.,

                     STAR BRITE DISTRIBUTING (CANADA), INC.,

                                   KINPAK INC.

                                       And

                                  REGIONS BANK



                            DATED AS OF JULY 1, 2002

                          THIS INSTRUMENT PREPARED BY:

                                 JOHN F. ANDREWS
                              CAPELL & Howard, P.C.
                                 P. O. Box 2069
                         Montgomery, Alabama 36102-2069
                                 (334) 241-8000


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                                TABLE OF CONTENTS

    Parties            ......................................................1
    Recitals           ......................................................1

                                    ARTICLE 1

                              DEFINITIONS AND OTHER
                        PROVISIONS OF GENERAL APPLICATION

    Section 1.01       Definitions...........................................2
    Section 1.02       Effect of Headings and Table of Contents.............14
    Section 1.03       Date of Credit Agreement.............................14
    Section 1.04       Separability Clause..................................14
    Section 1.05       Counterparts.........................................14

                                    ARTICLE 2

                             ISSUANCE OF LETTERS OF
                         CREDIT; REIMBURSEMENT AND FEES

    Section 2.01       Issuance of the Letters of Credit....................14
    Section 2.02       Reimbursement........................................14
    Section 2.03       Fees.................................................15
    Section 2.04       Increased Costs......................................16
    Section 2.05       Pledged Bonds........................................17

                                    ARTICLE 3

                            REVOLVING LINE OF CREDIT

    Section 3.01       Revolving Line of Credit ............................18
    Section 3.02       Revolving Line of Credit Note........................19
    Section 3.03       Prepayment of Revolving Line of Credit...............20
    Section 3.04       Acceptance Fee.......................................20

                                      (i)
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                                    ARTICLE 4

                            PAYMENTS, FEES, SECURITY

    Section 4.01       Place and Time of Payments...........................20
    Section 4.02       Late Payments........................................21
    Section 4.03       Computation of Charges...............................21
    Section 4.04       Statements of Account................................21
    Section 4.05       Obligations of Borrowers Absolute....................21
    Section 4.06       Security.............................................22

                                    ARTICLE 5

                             CONDITIONS PRECEDENT TO
                          FUNDING OF CREDIT FACILITIES

    Section 5.01       Conditions Precedent to Funding of Credit Facilities.22
    Section 5.02       Additional Conditions for Disbursement
                         of 2002 Bond Proceeds..............................24
    Section 5.03       Additional Conditions to Making Advances
                         under the Revolving Line of Credit.................24

                                    ARTICLE 6

                          REPRESENTATIONS AND COVENANTS

    Section 6.01       General Representations of the Borrowers ............25
    Section 6.02       Corporate Existence..................................28
    Section 6.03       Accounting Records...................................28
    Section 6.04       Reports to Bank......................................28
    Section 6.05       Notice of Default....................................29
    Section 6.06       Litigation Notice....................................29
    Section 6.07       Covenants Regarding Financial Condition..............29
    Section 6.08       Amendments to Financing Documents....................31
    Section 6.09       Incorporation of Covenants by Reference..............31
    Section 6.10       Payment of Taxes.....................................31
    Section 6.11       Maintenance of Properties............................31
    Section 6.12       Operation of Collateral..............................32
    Section 6.13       Other Agreements.....................................32
    Section 6.14       Encumbrances.........................................32
    Section 6.15       Maintenance of Insurance.............................32
    Section 6.16       Compliance with Environmental Laws...................32
    Section 6.17       Damage and Destruction...............................33


                                      (ii)

    Section 6.18       Condemnation.........................................33
    Section 6.19       Redemption of Bonds..................................34
    Section 6.20       Banking Relationship.................................34
    Section 6.21       Alabama River Dock Facility..........................34

                                    ARTICLE 7

                         EVENTS OF DEFAULT AND REMEDIES

    Section 7.01       Events of Default....................................35
    Section 7.02       Remedies.............................................36
    Section 7.03       Acceleration of Reimbursement........................37
    Section 7.04       No Remedy Exclusive..................................38
    Section 7.05       Agreement to Pay Attorneys' Fees.....................38
    Section 7.06       No Additional Waiver Implied by One Waiver...........38
    Section 7.07       Remedies Subject to Applicable Law...................38
    Section 7.08       Waiver by Borrowers..................................38
    Section 7.09       Set Off..............................................39

                                    ARTICLE 8

                                  MISCELLANEOUS

    Section 8.01       No Waiver............................................39
    Section 8.02       Entire Agreement.....................................39
    Section 8.03       Review by Borrowers..................................39
    Section 8.04       Waiver of Trial by Jury..............................39
    Section 8.05       Notices..............................................40
    Section 8.06       Indemnification......................................41
    Section 8.07       Liability of the Bank................................41
    Section 8.08       Continuing Obligation................................42
    Section 8.09       Participation........................................42
    Section 8.10       Governing Law........................................42
    Section 8.11       Costs, Expenses and Taxes............................43

    Testimonium        .....................................................44
    Signatures of Borrowers.................................................44
    Signature of Bank  .....................................................46

                                      (iii)
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                                LIST OF EXHIBITS

         Exhibit A     Borrowing Base Certificate
         Exhibit B     Equipment
         Exhibit C     Legal Description of Real Property
         Exhibit D     2002 Letter of Credit

         Exhibit E     Mortgage, Assignment of Leases and Security Agreement
         Exhibit F     Request for a Revolving Line of Credit Advance
         Exhibit G     Revolving Line of Credit Note
         Exhibit H     Security Agreement
         Exhibit I     Substitute Letter of Credit
         Exhibit J     Extension Agreement


                                      (iv)
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                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT dated as of July 1, 2002, is entered into by and among OCEAN BIO-CHEM, INC. ("Ocean"), STAR-BRITE DISTRIBUTING, INC. ("Distributing"), STAR BRITE AUTOMOTIVE, INC. ("Automotive") and STAR BRITE DISTRIBUTING (CANADA), INC. ("Canada"), corporations organized and existing under the laws of the State of Florida, KINPAK INC., ("KINPAK") a corporation organized and existing under the laws of the State of Alabama and REGIONS BANK, an Alabama banking corporation (the "Bank"). Ocean, Distributing, Automotive, Canada and KINPAK are herein sometimes referred to as the "Borrowers."

                                R E C I T A L S:

         The Borrowers have requested that the Bank provide to the Borrowers the following credit facilities (the "Credit Facilities"): (i) a direct-pay irrevocable letter of credit (the "Substitute Letter") securing the payment of $4,000,000 Industrial Refunding Revenue Bonds (KINPAK INC. Project) Series 1997 currently outstanding in the principal amount of $3,280,000 (the "1997 Bonds") issued by The Industrial Development Board of the City of Montgomery (the "Board"), (ii) a direct-pay irrevocable letter of credit (the "Letter of Credit") securing the payment of $3,500,000 Industrial Development Revenue Bonds (KINPAK INC. Project) Series 2002 (the "2002 Bonds") to be issued by the Board, and (iii) a revolving working capital line of credit (the "Revolving Line of Credit") in the maximum amount outstanding at any time of $5,000,000.

         The 1997 Bonds were issued pursuant to a Trust Indenture dated as of December 1, 1996, as amended and supplemented by First Supplemental Trust Indenture dated as of March 1, 1997 (collectively, the "1997 Indenture") between the Board and Regions Bank as Trustee (in such capacity the "1997 Trustee"). The proceeds of the 1997 Bonds were used to refund certain prior revenue bonds of the Board, the proceeds of which were used to renovate and improve a manufacturing facility located in Montgomery, Alabama (the "Existing Facility") and currently leased by the Board to KINPAK pursuant to Restated Lease Agreement dated as of December 1, 1996, as amended and supplemented by First Supplemental Lease Agreement dated as of March 1, 1997 (collectively the "1997 Lease"). The Borrowers have requested that the Bank issue the Substitute Letter in substitution for the existing letter of credit heretofore issued by First Union National Bank of Florida securing the 1997 Bonds.

         The 2002 Bonds will be issued pursuant to a Trust Indenture dated as of July 1, 2002 (the "2002 Indenture") between the Board and Regions Bank, as Trustee (acting in such capacity, the "2002 Trustee"). The Board will use the proceeds of the 2002 Bonds to finance (i) the construction of an approximately 70,000 square foot addition to the Existing Facility and the acquisition of certain machinery and equipment for use therein (collectively the "2002 Improvements") and (ii) the payment of a portion of the expenses of issuing the

2002 Bonds. KINPAK and the Board will enter into a Second Supplemental Lease Agreement dated as of July 1, 2002 pursuant to which KINPAK will lease the 2002 Improvements from the Board and KINPAK will agree to pay additional rent to the Board sufficient to pay the debt service on the 2002 Bonds. The Existing Facility as improved by the 2002 Improvements is herein referred to as the "Project." Regions Bank when acting in the capacity as both the 1997 Trustee and 2002 Trustee is herein referred to as the "Trustee."

         As security for the payment of the 2002 Bonds, the Borrower will cause the Bank to issue the Letter of Credit in favor of the 2002 Trustee in the amount of (i) the aggregate principal amount of the 2002 Bonds, to enable the 2002 Trustee to pay the principal amount of the 2002 Bonds when due and to pay the principal portion of the purchase price of 2002 Bonds tendered (or deemed tendered) for purchase, plus (ii) interest on the 2002 Bonds for a period of 120 days at the rate of 12% per annum, to enable the 2002 Trustee to pay interest on the 2002 Bonds when due and to pay the interest portion of the purchase price of 2002 Bonds tendered (or deemed tendered) for purchase.

         The Revolving Line of Credit will be made available by the Bank to the Borrowers pursuant to the terms hereof and the Borrowers will use the moneys drawn under the Revolving Line of Credit to provide working capital for the Borrowers' business operations. The obligations of the Borrowers under the Revolving Line of Credit will be evidenced by a promissory note of the Borrowers in favor of the Bank dated as of July 1, 2002.

As security for the Borrowers' obligations under this Agreement with respect to the Substitute Letter, the Letter of Credit and the Revolving Line of Credit the Borrowers are executing the Mortgage, Assignment of Leases and Security Agreement hereafter referred to. As additional security for the Borrowers' Line of Credit Obligations the Borrowers are executing the Security Agreement hereafter referred to.

                                    ARTICLE 1

                              DEFINITIONS AND OTHER
                        PROVISIONS OF GENERAL APPLICATION

         SECTION 1.01 DEFINITIONS

         For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (1) The terms defined in this Article have the meanings assigned to them in this Article. Singular terms shall include the plural as well as the singular and vice versa.

         (2) All accounting terms not otherwise defined herein have the meanings assigned to them, and all computations herein provided for shall be made in accordance with generally accepted accounting principles, consistently applied. All references herein to "generally accepted accounting principles" refer to such principles as they exist at the date of application thereof.

         (3) All references in this instrument to a designated "Article," "Section" or other subdivision are to the designated articles, sections, and subdivisions of this instrument as originally executed.

         (4) The terms "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular article, section or other subdivision.

         (5) The term "person" shall include any individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization and any government or any agency or political subdivision thereof.

         (6) Capitalized terms not otherwise defined in this Article shall have the meaning assigned in the 1997 Indenture or the 2002 Indenture, as applicable.

         (7) As used in this Agreement, the following terms shall have the following meanings unless the context hereof shall otherwise indicate:

               "A Drawing" shall mean a drawing under the Substitute Letter or the Letter of Credit, as applicable, to pay the principal of the 1997 Bonds or the 2002 Bonds due to maturity, redemption, or acceleration.

               "Account Receivable" shall mean a right to payment for goods sold or leased or for services rendered by the Borrowers.

               "Actual/360 Basis" shall mean a method of computing interest on the basis of an assumed year of 360 days for the actual number of days elapsed, meaning that the interest accrued for each day will be computed by multiplying the interest rate applicable on that day by the unpaid principal balance on that day and dividing the result by 360.

               "Additional Project Equipment" shall mean all items of furniture, furnishings, fixtures, machinery, equipment or other personal property at any time installed in or about the Project and owned by the Borrowers, or any thereof, the costs of which are not paid by the Board from the proceeds of the Bonds, or are not otherwise Project Equipment.

               "Advance" shall mean any amount advanced by the Bank to the Borrowers under the Revolving Line of Credit.

               "Affiliate" shall mean any corporation, limited liability company, partnership or business association of which the Borrowers, or any thereof, directly or indirectly controls, or is controlled by or is under common control with the Borrowers, or any thereof, or a Subsidiary.

               "Automotive" shall mean Star Brite Automotive, Inc., a corporation organized and existing under the laws of the State of Florida, its successors and assigns as permitted herein.

               "B Drawing" shall mean a drawing under the Substitute Letter or the Letter of Credit, as applicable, to pay interest on the 1997 Bonds or the 2002 Bonds.

               "Bank" shall mean Regions Bank, an Alabama banking corporation with a principal place of business in Montgomery, Alabama, and its successors and assigns.

               "Base Rate" shall mean the variable rate of interest designated by the Bank periodically as the Bank's Commercial Base Rate. The Base Rate is not necessarily the lowest rate charged by the Bank. The Base Rate on the date of this Agreement is 4.75%.

               "Board" shall mean The Industrial Development Board of the City of Montgomery, its successors and permitted assigns.

               "Bonds" shall mean both the 1997 Bonds and the 2002 Bonds unless the context indicates that reference is made to only one or the other of such series of bonds.

               "Borrowers" shall mean Ocean, Distributing, Automotive, Canada and KINPAK, or any one or more thereof, jointly and severally, unless the context clearly indicates to the contrary.

               "Borrowing Base Certificate" shall mean the Borrowing Base Certificate in the form of Exhibit A hereto signed by Ed Anchel, or any other officer of Distributing or Ocean authorized by Ocean in writing to sign such instrument.

               "Business Day" shall mean any day other than (i) a Saturday or Sunday; (ii) a day on which banking institutions are required or authorized to remain closed in (A) the city in which the principal office of the Trustee is located, (B) the city in which the principal office of the Remarketing Agent is located, or (C) the city in which the office of the Bank where drawings under the Letter of Credit are to be made is located; or (iii) a day on which the payment system of the Federal Reserve System is not operational.

               "C Drawing" shall mean a drawing under the Substitute Letter or the Letter of Credit, as applicable, to pay the purchase price of Tendered Bonds.

               "Canada" shall mean Star Brite Distributing (Canada), Inc., a corporation organized and existing under the laws of the State of Florida, its successors and assigns as permitted herein.

               "Capital Expenditures" shall mean any expenditure for fixed assets or which is properly chargeable to capital account in accordance with generally accepted accounting principles.

               "Closing Date" shall mean the date on which the initial Letter of Credit is issued by the Bank.

               "Collateral" shall mean all property and rights mortgaged, assigned, pledged, or otherwise subject to the lien of the Mortgage or the Security Agreement and all other collateral from time to time securing the Obligations.

               "Credit Agreement" or "Agreement" shall mean this instrument as originally executed or as it may from time to time be supplemented, modified or amended by one or more instruments entered into pursuant to the applicable provisions hereof.

               "Credit Amount" shall mean the maximum amount available to be drawn under the Substitute Letter or the Letter of Credit, as applicable, as reduced from time to time and reinstated from time to time pursuant to the terms and conditions thereof.

               "Credit Facilities" shall mean, collectively, the Substitute Letter, the Letter of Credit and the Revolving Line of Credit.

               "Debt" of any person shall mean (i) all indebtedness, whether or not represented by bonds, debentures, notes or other securities, for the repayment of borrowed money, (ii) all deferred indebtedness for the payment of the purchase price of property or assets purchased, (iii) all capitalized lease obligations, and (iv) all indebtedness secured by any mortgage or pledge of, or lien on, property of such person, whether or not indebtedness secured thereby shall have been assumed, and (v) the aggregate amount available under any letter of credit issued for the account of the Borrowers, to the extent proceeds from such letter of credit are not required to be applied against any other Debt.

               "Distributing" shall mean Star-Brite Distributing, Inc., a corporation organized and existing under the laws of the State of Florida, its successors and assigns as permitted herein.

               "Eligible Account" shall mean and include only the net amount (after eliminating from the aggregate face amount thereof all payments, adjustments, discounts, credits and allowances applied thereto) of such Accounts Receivable which have been outstanding not more than 90 days from the date of invoice thereof, as the Bank shall deem eligible based on the following considerations. The Bank may exclude any Account Receivable from Eligible Accounts if:

                      (i) The subject goods have been shipped or delivered to a
               Purchaser on a bill-and-hold, guaranteed sale, consignment, approval or sale-or-return basis or subject to any other repurchase or return agreement; or

                      (ii) Any material part of the subject goods has been
               returned, rejected, lost or damaged; or

                      (iii) The Purchaser is located outside the United States,
               and the subject goods have not been shipped on the security of a banker's acceptance or letter of credit acceptable to the Bank and pledged to the Bank, or the Account Receivable is not payable in United States dollars; provided, however, Canadian Accounts Receivable totaling less than 20% of the Borrowers total outstanding Accounts Receivable may be used without compliance with this subsection (iii) so long as they meet the 90 day aging requirement; or

                      (iv) The Purchaser is also the Company's supplier or
               creditor; or

                      (v) The Account Receivable is not evidenced by an invoice
               in form acceptable to Bank; or

                      (vi) More than 75% in amount of the other Accounts
               Receivable of the Purchaser have been outstanding more than 90 days from the date of invoice thereof; or

                      (vii) The Account Receivable arises out of transactions
               with an employee, officer, agent, director, stockholder, affiliate or subsidiary of the Borrowers; or

                      (viii) The general credit worthiness and financial
               condition of the Purchaser are not reasonably acceptable to the Bank; or

                      (ix) Any of the representations and warranties set
                  forth in the Security Agreement are not true and correct with respect to such Account Receivable.

               "Eligible Inventory" shall mean and include only such Inventory of finished goods (not including supplies, parts or work-in-process) that is located at one of the locations specified in the Security Agreement as the place or place at which such goods are to be maintained, that is in good and saleable condition, that meets all standards imposed by any governmental agency, or department or subdivision thereof, having regulatory authority over such goods or over their use or sale, that is currently usable or saleable in the normal course of the Borrowers' business and that is not obsolete or unmerchantable, as the Bank, in the reasonable exercise of its judgment, shall deem eligible, based on such credit and collateral considerations as the Bank shall deem appropriate. Without limiting the generality of the foregoing, the Bank may exclude any Inventory from Eligible Inventory if any of the representations and warranties set forth in the Security Agreement are not true and correct with respect to such Inventory. The collateral value of Eligible Inventory shall be computed at the lower of cost (on a first-in, first-out basis) or market. Bulk raw materials, such as those stored in tanks and drums with a marketable resale value as determined by the Bank may be considered in determining inventory values.

               "Equipment" shall mean the Project Equipment and the Additional Project Equipment. As of the delivery of the Lease Agreement, the Equipment is expected to consist of those items (whether or not fixtures) of furniture, furnishings, fixtures, machinery, equipment or other personal property that are generally described in Exhibit B hereto.

               "Eurodollar Reserve Percentage" shall mean the percentage which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, as the actual reserve requirement applicable to the Bank with respect to Eurocurrency Liabilities (as that term is defined in Regulation D), whether or not the Bank has any Eurocurrency Liabilities subject to such reserve requirement at that time. The Revolving Line of Credit Note Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

               "Event of Default" shall have the meanings stated in Section 7.01 hereof. An Event of Default shall "exist" if an Event of Default shall have occurred and be continuing.

               "Existing Facility" shall mean the manufacturing facilities (land, buildings, other improvements, equipment, machinery, personal property and fixtures) owned by the Board and leased to KINPAK and located on the real property described in Exhibit C.

               "Financing Documents" shall mean this Agreement, the Indentures, the Lease Agreement, the Mortgage, the Security Agreement and the Revolving Line of Credit Note.

               "Financing Participants" shall mean the Borrowers, the Bank, the Trustee, the Board, the Remarketing Agent and the holders of the Bonds.

               "Governmental Approvals" shall mean any authorization, consent, order, approval, license, lease, ruling, permit, tariff, rate, certification, validation, exemption, filing or registration by or with, or notice to, any Governmental Authority.

               "Governmental Authority" shall mean any federal, state, municipal or other governmental department (including, without limitation, any department of buildings, fire, labor or health), commission, central bank, board, bureau, agency, court, tribunal or other instrumentality, domestic or foreign, and any arbitrator.

               "Guaranteed Obligations" shall mean all guaranties, endorsements, assumptions and other contingent obligations in respect of, or to purchase or to otherwise acquire, Debt of others.

               "Indentures" shall mean, collectively, the 1997 Indenture and the 2002 Indenture.

               "Interest Expense" shall mean interest payable on Debt during the period in question.

               "Inventory" shall mean goods, merchandise and other personal property wherever located now or hereafter held by the Borrowers for sale or lease or furnished or to be furnished under contracts of service or otherwise, raw materials, parts, finished goods, work-in-process and supplies and materials used or consumed, or to be used or consumed, in the Borrowers' present or any future business, and all such property the sale, lease or other disposition of which has given rise to accounts receivable and which has been returned to or repossessed or stopped in transit by the Borrowers.

               "KINPAK" shall mean KINPAK INC., a corporation organized and existing under the laws of the State of Alabama, and its successors and assigns as permitted herein.

               "Laws" shall mean all laws, statutes, codes, ordinances, orders, awards, judgments, decrees, injunctions, approvals, permits, franchises, requirements, regulations and licenses of any Governmental Authority.

               "Lease Agreement" shall mean the Restated Lease Agreement dated as of December 1, 1996, as amended and supplemented by First Supplemental Lease Agreement dated as of March 1, 1997, and by Second Supplemental Lease Agreement dated as of July 1, 2002, between KINPAK and the Board relating to the Project, including any amendments or supplements to such instrument from time to time entered into pursuant to the applicable provisions thereof.

               "Letter of Credit" shall mean the letter of credit with respect to the 2002 Bonds issued by the Bank in favor of the Trustee substantially in the form of Exhibit D hereto.

               "Letters of Credit" shall mean, collectively, the Letter of Credit and the Substitute Letter.

               "Liabilities" shall mean all Debt and all other items (including taxes accrued as estimated) which, in accordance with generally accepted accounting principles applied on a consistent basis, would be included in determining total liabilities as shown on the liabilities side of a balance sheet.

               "LIBOR Base Rate" shall mean the simple per annum interest rate determined by the Bank as follows: On the LIBOR Interest Determination Date relating to each LIBOR Interest Period, the Bank shall obtain such number of offered quotations as the Bank deems appropriate and as are reasonably available in the London Interbank Borrowing Market at approximately 11:00 a.m. Montgomery, Alabama, time on the LIBOR Interest Determination Date relating to such LIBOR Interest Period, for deposits in Dollars in an amount approximately equal (to the nearest $50,000) to the principal amount of the Revolving Line of Credit that will be outstanding on the first day of such LIBOR Interest Period and for a length of time of approximately one month. The LIBOR Base Rate shall be the arithmetic average (rounded to the nearest one-sixteenth of one percent (1/16%)) of such offered quotations, as determined by the Bank.

               "LIBOR Interest Determination Date" shall mean the date which is the second Business Day immediately preceding the first day of a LIBOR Interest Period.

               "LIBOR Interest Period" shall mean a period of one month commencing on July 1, 2002 and each successive one month period thereafter, commencing on the first day of each calendar month thereafter. Notwithstanding the foregoing, however, any applicable LIBOR Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such LIBOR Interest Period shall end on the next preceding Business Day.

               "Line of Credit Obligations" shall mean all indebtedness or obligations of the Borrowers to the Bank under or related to the Revolving Line of Credit.

               "Lien" shall mean any mortgage, pledge, encumbrance, security interest, assignment or other charge of any kind, including, without limitation, any conditional sale agreement or other title retention agreement.

               "Mortgage" shall mean the Mortgage, Assignment of Leases and Security Agreement from the Board and KINPAK to the Bank dated as of July 1, 2002, granting a lien on that portion of the Collateral constituting real property securing all of the extensions of credit under this Agreement, substantially in the form of Exhibit E hereto.

               "Mortgaged Site" means the land described in Exhibit C hereto together with all buildings, structures, plants, and other facilities located thereon constituting real property and any additional land or other real property which under the terms hereof is or becomes part of the Collateral.

               "Obligations" shall mean all indebtedness or obligations of the Borrowers to the Bank under this Agreement or secured by the Mortgage or the Security Agreement, including without limitation (i) the Borrowers' obligation to reimburse the Bank for draws made under the Letters of Credit and (ii) the Borrowers' obligation to pay fees and charges to the Bank for the issuance and continuation of the Letters of Credit and (iii) the Borrowers' obligations under the Revolving Line of Credit Note.

               "Ocean" shall mean Ocean Bio-Chem, Inc., a corporation organized and existing under the laws of the State of Florida, and its successors and assigns as permitted herein.

               "Opinion of Counsel" shall mean an opinion from an attorney or firm of attorneys with experience in the matter to be covered in the opinion.

               "Pledged Bonds" shall mean the Bonds purchased pursuant to the optional or mandatory tender provisions of the Indentures with moneys drawn under the Letters of Credit.

               "Project" shall mean, collectively, the Existing Facility, the 2002 Improvements, the Project Equipment and the Additional Project Equipment.

               "Project Equipment" shall mean (i) all items (whether or not fixtures) of furniture, furnishings, fixtures, machinery, equipment or other personal property the costs of which, in whole or in part, are paid by the Board out of the proceeds of the Bonds and (ii) all items (whether or not fixtures) of furniture, fixtures, machinery, equipment or other personal property at any time installed in or about the Project that are acquired by the Board or the Borrowers in substitution for or replacement of property theretofore constituting part of the Project Equipment and that, under the provisions of the Lease Agreement and the Indentures, are to constitute part of the Project Equipment.

               "Purchaser" shall include any buyer or lessee of Inventory from the Borrowers, any customer for whom services have been rendered or goods sold or leased by the Borrowers and any other person who is now or may hereafter become obligated to the Borrowers on an Account Receivable.

               "Receivables" shall mean and includes all Accounts Receivable and any and all other rights of the Borrowers to the payment of money or other forms of consideration of any kind (whether classified under the Uniform Commercial Code as accounts, contract rights, chattel paper, general intangibles, or otherwise) including, but not limited to, accounts receivable, letters of credit and the right to receive payment thereunder, chattel paper, tax refunds, insurance proceeds, contract rights, notes, drafts, instruments, documents, acceptances, and all other debts, obligations and liabilities due the Borrowers in whatever form and from whatever person or entity, whether or not related to the Borrowers' business operations wherever located, and further including all cash and noncash proceeds of any of the foregoing.

               "Remarketing Agent" shall mean Merchant Capital, L.L.C. or its successor or successors as remarketing agent for the Bonds.

               "Remarketing Agreement" shall mean the Remarketing Agreement dated as of July 1, 2002 among the Remarketing Agent, the Trustee, the Board and KINPAK relating to the Bonds.

               "Request for an Advance" shall mean a Request for a Revolving Line of Credit Advance in the form of Exhibit F hereto signed by Ed Anchel or any other officer of the Borrowers authorized by the Borrowers in writing to sign such instrument.

               "Revolving Line of Credit" shall mean the revolving line of credit provided to the Borrowers by the Bank as more fully described in
         Section 3.01.

               "Revolving Line of Credit Note" shall mean the Revolving Line of Credit Note of the Borrowers in favor of the Bank substantially in the form of Revolving Line of Credit Note attached hereto as Exhibit G.

               "Revolving Line of Credit Note Rate" shall mean a simple per annum interest rate equal to the sum of (a) the quotient (rounded to the nearest one-sixteenth of one percent (1/16%)) of (i) the LIBOR Base

         Rate divided by (ii) one minus the Eurodollar Reserve Percentage, stated as a decimal, plus 275 basis points. In the event of an Event of Default by the Company under the Revolving Line of Credit Note as defined in Section 7.01 hereof, the Revolving Line of Credit Note Rate shall be increased by 2% per annum above the rate otherwise applicable.

               "Security Agreement" shall mean that certain Security Agreement dated as of July 1, 2002 between the Borrowers and the Bank substantially in the form of Security Agreement attached hereto as Exhibit H.

               "Shareholders" shall mean any persons or entities that, as of the time in question, hold beneficial or legal title to any of the capital stock of the Borrowers.

               "Subordinated Debt" shall mean Debt as to which payment of the principal thereof and interest (and premium, if any) thereon shall be
         (i) subordinated and subject in right of payment to the prior payment in full of the Obligations of the Borrowers and (ii) deferred in any event (including without limitation bankruptcy, reorganization or similar proceedings with respect to the Borrowers) until payment in full of all Obligations hereunder has been made.

               "Subsidiary" shall mean any corporation, limited liability company, partnership, or other business association of which the Borrowers and/or one or more subsidiaries owns directly or indirectly, 50% or more of capital stock or equity interest.

               "Substitute Letter" shall mean the letter of credit with respect to the 1997 Bonds issued by the Bank in favor of the 2002 Trustee substantially in the form of Exhibit I hereto.

               "Tangible Net Worth" shall mean the sum of the amounts set forth on the balance sheet of Ocean as shareholders' equity (including without limitation the par or stated value of all outstanding capital stock, retained earnings, additional paid-in capital, capital surplus and earned surplus), plus (x) the outstanding amount of any Subordinated Debt, less the sum of (i) any surplus resulting from any write-up of assets, (ii) goodwill, (iii) patents, trademarks, copyrights, leasehold improvements not recoverable at the expiration of a lease, and deferred charges (including, but not limited to, unamortized debt, discount and expense, organization expenses, experimental and developmental expenses, but excluding prepaid expenses), (iv) any amounts at which shares of capital stock of such person appear on the asset side of the balance sheet and (v) any amounts due from or owed by any shareholder or Affiliate (other than amounts included under clause (x) above).

               "Tendered Bonds" shall mean Bonds tendered (or deemed tendered) for purchase pursuant to the optional or mandatory tender provisions of the Indentures.

               "Termination Date" shall mean the date on which the Substitute Letter or the Letter of Credit, as applicable, will by its terms expire, unless the Substitute Letter or the Letter of Credit is terminated on an earlier date in accordance with its terms.

               "Trustee" shall mean Regions Bank, an Alabama banking corporation with a principal place of business in Montgomery, Alabama, in its capacity as trustee under the Indentures, and its successors and assigns.

               "1997 Bonds" shall mean the $4,000,000 aggregate principal amount of Industrial Refunding Revenue Bonds (KINPAK INC. Project) Series 1997 issued by the Board pursuant to the 1997 Indenture.

               "1997 Indenture" shall mean that certain Trust Indenture dated as of December 1, 1996, as amended and supplemented by First Supplemental Trust Indenture dated as of March 1, 1997, between the Board and the Trustee relating to the 1997 Bonds, including any amendments or supplements to such instrument from time to time entered into pursuant to the applicable provisions thereof.

               "1997 Trustee" shall mean Regions Bank as trustee under the 1997 Indenture.

               "2002 Bonds" shall mean the $3,500,000 aggregate principal amount of Industrial Development Revenue Bonds (KINPAK INC. Project) Series 2002 issued by the Board pursuant to the 2002 Indenture.

               "2002 Improvements" shall mean the approximately 70,000 square foot addition to the Existing Facility and the additional machinery and equipment for use therein to be purchased by the Board and financed by the proceeds of the 2002 Bonds.

               "2002 Indenture" shall mean that certain Trust Indenture dated as of July 1, 2002, between the Board and the Trustee relating to the 2002 Bonds, including any amendments or supplements to such instrument from time to time entered into pursuant to the applicable provisions thereof.

               "2002 Trustee" shall mean Regions Bank as trustee under the 2002 Indenture.

         SECTION 1.02 EFFECT OF HEADINGS AND TABLE OF CONTENTS

         The article and section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 1.03 DATE OF CREDIT AGREEMENT

         The date of this Agreement is intended as and for a date for the convenient identification of this Credit Agreement and is not intended to indicate that this Agreement was executed and delivered on said date.

         SECTION 1.04 SEPARABILITY CLAUSE

         If any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 1.05 COUNTERPARTS

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

                                    ARTICLE 2

                             ISSUANCE OF LETTERS OF
                         CREDIT; REIMBURSEMENT AND FEES

         SECTION 2.01 ISSUANCE OF THE LETTERS OF CREDIT

         (a) The Borrowers hereby request and instruct the Bank to issue the Letters of Credit substantially in the respective forms of Exhibits D and I hereto and the Letters of Credit are subject to the terms and conditions of this Agreement.

         (b) The Letters of Credit shall be issued on the date of delivery of the 2002 Bonds to the original purchaser thereof from the Board.

         SECTION 2.02 REIMBURSEMENT

         (a) On each date that the Bank honors any A Drawing, B Drawing or C Drawing under the Letters of Credit, the Borrowers shall immediately reimburse the Bank for the amount of such draw.

         (b) In the event that the Borrowers shall fail to reimburse the Bank on the day of each drawing under the Letters of Credit, the Borrowers shall pay to the Bank interest on the unreimbursed amount of each drawing at a variable per annum rate equal to the Base Rate plus 2% from the date such drawing is paid by the Bank until the amount of such drawing is reimbursed in full to the Bank. Such interest shall be payable in arrears on the first day of each month following such drawing and on the date that such drawing is reimbursed in full to the Bank. Failure by the Borrowers to reimburse any such drawing shall nevertheless be a default hereunder, regardless of the payment of interest, and the Bank shall be entitled to immediately exercise all rights and remedies for a default of the Borrowers herein contained.

         (c) No interest shall be payable with respect to any drawing if the Bank is reimbursed in full for such drawing by 12:00 noon (Montgomery, Alabama time) on the same date that such drawing is paid by the Bank.

         (d) All amounts received by the Bank in respect of principal, premium or interest on Pledged Bonds shall be credited first against interest payable on the unreimbursed amount of the C Drawing with respect to such Pledged Bonds and the balance, if any, shall be credited against the amount of such C Drawing.

         (e) Anything herein to the contrary notwithstanding, the Borrowers will not reimburse the Bank for any A Drawing, B Drawing or C Drawing until the same has been honored in full by the Bank, and no such reimbursement shall be prepaid.

         SECTION 2.03 FEES

         (a) The Borrowers agree to pay to the Bank an annual fee, payable in four installments, calculated at the rate of 1.12% per annum on the Credit Amount available to be drawn under the Letters of Credit (computed on the date each such installment is payable). Such fees shall be payable in advance on the date of issuance of the Letters of Credit for the period beginning on such date, and ending on September 1, 2002, and quarterly thereafter on each March 1, June 1, September 1 and December 1. Fees payable for the last quarterly payment shall be prorated based on the number of days during which the Letters of Credit are outstanding during such period.

         (b) The Borrowers shall continue to pay the 1997 Trustee its annual fee of $2,500 in connection with the 1997 Bond issue. In addition, the Borrowers shall pay the 2002 Trustee a $2,500 acceptance fee on the date of closing and a $2,500 annual fee payable on the date of closing for the first year, and annually thereafter.

         (c) In addition to the fees payable under subsection (a) above, the Borrowers shall pay to the Bank such amount as shall at the time of a transfer of the Letters of Credit then be the charge which the Bank is customarily making for transfers of similar letters of credit. Such charges shall be paid within ten days of receipt by the Borrowers of a written statement therefor.

         (d) For each draw on the Letters of Credit the Borrowers shall pay a processing fee in the amount then customarily charged by the Trustee for draws under letters of credit similar to the Letters of Credit (currently $65) and the customary drawing fee of the Bank's International Department for each drawing under the Letters of Credit (currently $100). The processing fee and the drawing fee shall be due on the date such draw is made.

         (e) At closing, the Borrowers shall pay the Bank an acceptance fee of $17,699.60.

         Section 2.04 Increased Costs

         (a) If, after the date of delivery of this Agreement, any change in any Law or regulation or in the interpretation, administration or enforcement thereof by any court or Governmental Authority charged with the administration thereof or any action by any Governmental Authority (whether or not constituting or resulting from such change) shall either

               (1) impose, modify or deem applicable any reserve, assessment, special deposit or similar requirement against letters of credit issued by the Bank, or

               (2) impose on the Bank any other condition regarding this Agreement or the Letters of Credit,

and the result of any such event shall be to increase the cost to the Bank of issuing or maintaining the Letters of Credit (which increase in cost shall be the result of the Bank's reasonable allocation of the aggregate of such cost increases resulting from such events and shall be calculated without giving effect to any participation granted in the Letters of Credit), then, upon demand by the Bank, the Borrowers shall pay to the Bank from time to time, within 30 days of the Borrowers' receipt of the certificate referred to in paragraph 2.04(b) below, as specified by the Bank in writing, such additional amounts which shall be sufficient to compensate the Bank for the portion of such increased costs that are allocable to the Letters of Credit.

         (b) The Bank shall deliver to the Borrowers a certificate as to such increased costs incurred by the Bank as a result of any event referred to in subsection (a) of this Section, and such certificate shall be conclusive, absent manifest error, as to the amount thereof. In making the determination contemplated by such certificate, the Bank may make such reasonable estimates, assumptions, allocations, and the like that the Bank deems to be appropriate.

         (c) The Bank shall make a good faith effort to notify the Borrowers when the Bank becomes aware of circumstances that may in the future require the imposition of increased costs pursuant to this Section, but the failure to give such notice shall not preclude the imposition of such increased costs.

         (d) If, after the date of this Agreement, the Bank shall have determined that the adoption or implementation of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital, on this credit facility or otherwise, as a consequence of its obligations hereunder and under the Letters of Credit to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, promptly upon demand by the Bank, the Borrowers hereby agree to pay the Bank such additional amount or amounts as will compensate the Bank for such reduction. A certificate of the Bank claiming compensation under this subsection and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error. In determining any such amount, the Bank may use any reasonable averaging and attribution methods.

         (e) Upon the occurrence of any of the events described in paragraphs 2.04(a) or (d) above, the Borrowers may, at their option, provide a substitute letter or letters of credit for the Letters of Credit, in which event the Bank will refund any prepaid letter of credit fees provided all Obligations relating to the Letters of Credit have been paid in full.

         Section 2.05 Pledged Bonds

         (a) As additional security for the performance of its obligations under this Agreement, KINPAK hereby pledges, assigns, hypothecates and transfers to the Bank all of its right, title and interest in and to the Pledged Bonds, and does hereby grant to the Bank a security interest in the Pledged Bonds and all amounts payable thereon and the proceeds thereof.

         (b) If the Bank is reimbursed for the purchase price of Pledged Bonds with respect to which a C Drawing has been made, such Pledged Bonds shall be released from the pledge and assignment made hereby and shall be delivered to or upon the order of KINPAK.

         (c) All payments of principal and interest on Pledged Bonds shall be made directly to the Bank. If, while the Bank or its designated agent holds Pledged Bonds, KINPAK shall receive any interest or principal payment in respect of such Pledged Bonds, KINPAK agrees to accept the same as agent for the Bank and to hold the same in trust on behalf of the Bank and to deliver the same forthwith to the Bank. All sums of money so paid in respect of principal, premium or interest on such Pledged Bonds which are received by KINPAK and paid to the Bank, or which shall be received directly by the Bank from the Trustee, shall be credited against the reimbursement obligation of the Borrowers as provided in Section 2.02(d).

         (d) If an Event of Default exists, the Bank may, without notice, exercise all rights, privileges or options pertaining to any Pledged Bonds as if it were the absolute owner thereof, upon such terms and conditions as it may determine, all without liability except to account to the Borrowers for property actually received by it. In addition to the rights and remedies granted to it in this Agreement, the Bank or its designated agent shall have the authority to exercise all rights and remedies of a secured party under the Alabama Uniform Commercial Code. The Borrowers shall be liable for the deficiency if the proceeds of any sale or other disposition of the Pledged Bonds and the Collateral are insufficient to pay all amounts to which the Bank is entitled. The Bank shall have no duty to exercise any of such rights, privileges or options and shall not be responsible for any failure to do so or any delay in so doing.

         (e) Except as contemplated herein, without the prior written consent of the Bank, KINPAK agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Bonds, nor will it create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Pledged Bonds, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Agreement.

         (f) KINPAK further agrees to do or cause to be done all such other reasonable acts and things as may be necessary to make any disposition or sale of any portion or all of the Pledged Bonds permitted by this Agreement valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts or governmental authorities having jurisdiction over any such disposition or sales, all at KINPAK's expense.

                                    ARTICLE 3

                            REVOLVING LINE OF CREDIT

         SECTION 3.01 REVOLVING LINE OF CREDIT

         (a) From and after the date of this Agreement to and including May 31, 2003, the Bank agrees, upon the terms and subject to the conditions of this Agreement, to lend to the Borrowers, and the Borrowers may from time to time borrow from the Bank and repay and reborrow, up to a maximum aggregate principal amount at any one time outstanding under the Revolving Line of Credit Note of $5,000,000. In no event will Advances be made at such times or in such amounts that the aggregate principal amount of all such Advances hereunder at any one time outstanding would exceed the lesser of $5,000,000 and (i) 80% of the then Eligible Accounts, plus (ii) 50% of the then Eligible Inventory. Each Advance under this Agreement will be made upon the written request or, at the option of the Bank, oral request, of the Borrowers to the Bank, which request shall, if written, be in the form of a Request for an Advance and, if oral, shall contain the same certification and information as a Request for an Advance and shall be confirmed by a facsimile of a Request for an Advance followed by the original thereof. All requests for Advances (and the facsimile concerning any oral Request for an Advance) shall be received by the Bank no later than 12:00 noon of the Business Day on which the Advance is to be made. To induce the Bank to accept oral requests for Advances, the Borrowers agree that the Bank may rely on instructions given by telephone by any person purporting to be authorized to act on behalf of the Borrowers , and the Borrowers agree to indemnify and hold harmless the Bank against all damages, losses, costs and expenses (including attorney's fees) arising out of or relating to the reliance by the Bank on any oral request for Advances. Provided the same is a Business Day, on the date of the requested Advance, upon satisfaction of the conditions specified in Article 5, the Bank shall make the amount of the Advance available to the Borrowers by crediting the proceeds thereof to the general deposit account in the name of one or more of the Borrowers, as designated in writing by certificate signed by all of the Borrowers, in the Bank. If the date of the requested Advance is not a Business Day, the Advance shall be made on the first Business Day thereafter, upon the satisfaction of the conditions specified in Article 5. No Advance shall be in an amount less than $1,000. Not more than one request for an Advance shall be made on any day.

         (b) The Bank may, upon the annual written request of the Borrowers and in the Bank's sole and absolute discretion, renew the Revolving Line of Credit. Any such renewal shall be for a term of one year, or such other term as the Bank shall agree upon, measured from the date of the amendment to this Agreement reflecting such renewal. The terms and conditions upon which such renewal is granted, shall be subject to the Bank's sole and absolute discretion. Neither delay in the Bank's response, nor the Bank's failure to respond, to the Borrowers' request for a renewal of the Revolving Line of Credit shall be deemed to constitute the Bank's approval of or consent to any such renewal. Any such renewal shall only be binding upon the Bank if expressly approved or consented to by the Bank in writing. Attached hereto as Exhibit J is a form of Extension Agreement which may be used to evidence extensions of the Revolving Line of Credit.

         (c) Not later than Friday of each week, the Borrowers shall deliver to the Bank a Borrowing Base Certificate effective as of the end of the preceding week setting forth the Borrowers Eligible Accounts and Eligible Inventory..

         (d) If any Borrowing Base Certificate shows that the aggregate principal amount of all Advances hereunder exceeds the lesser of $5,000,000 and
(i) 80% of the then Eligible Accounts, plus (ii) 50% of the then Eligible Inventory, the amount of such excess shall be paid by the Borrowers to the Bank within 15 days of the date of such Borrowing Base Certificate.

         SECTION 3.02 REVOLVING LINE OF CREDIT NOTE

         The Revolving Line of Credit shall be in the maximum principal amount of $5,000,000. A form of the Revolving Line of Credit Note is attached hereto as Exhibit G. The Revolving Line of Credit Note shall evidence the obligations of the Borrowers under the Revolving Line of Credit. The Revolving Line of Credit Note shall be payable in full on June 1, 2003, unless such maturity date is extended as provided in Section 3.01(b), in which event the Revolving Line of Credit Note shall be payable in full on such extended maturity date. All amounts outstanding under the Revolving Line of Credit Note shall bear interest from the date of the Revolving Line of Credit Note until the latter of payment in full and termination of the obligation of the Bank to make Advances at the rate per annum (computed on an Actual/360 Basis) equal to the Revolving Line of Credit Note Rate. Such interest shall be payable monthly on the fifth day of each month in each year and upon payment in full. The Borrowers agree to repay the Revolving Line of Credit in accordance with the terms contained herein and in the Revolving Line of Credit Note. The Revolving Line of Credit Note shall be valid and enforceable as to the aggregate amount of the Revolving Line of Credit outstanding from time to time, whether or not the full amount of the Revolving Line of Credit is actually advanced by the Bank to the Borrowers.

         SECTION 3.03 PREPAYMENT OF REVOLVING LINE OF CREDIT

         The Revolving Line of Credit may be prepaid in full at any time without premium or penalty by, but only by the Borrowers' delivery to the Bank of at least 30 days advance written notice of the Borrowers' intent to prepay the Revolving Line of Credit. The fact that no amount may be outstanding under the Revolving Line of Credit Note at any point in time shall not be deemed to constitute the Borrowers' intent, or notice of the Borrowers' intent, to prepay the Revolving Line of Credit.

         SECTION 3.04 ACCEPTANCE FEE

         At closing, the Borrowers shall pay the Bank an acceptance fee of $5,000.

                                    ARTICLE 4

                            PAYMENTS, FEES, SECURITY

         SECTION 4.01 PLACE AND TIME OF PAYMENTS

         (a) All payments by the Borrowers to the Bank hereunder shall be made in lawful currency of the United States and in immediately available funds to the Bank at its hand delivery address set forth in Section 8.05 hereof or at such other address within the continental United States as shall be specified by the Bank by notice to the Borrowers.

         (b) All amounts payable by the Borrowers to the Bank hereunder for which a payment date is expressly set forth herein (including without limitation payments due pursuant to Sections 2.02, 2.03 and 3.02) shall be payable without notice or written demand by the Bank. All amounts payable by the Borrowers to the Bank hereunder for which no payment date is expressly set forth herein shall be payable on written demand by the Bank to the Borrowers.

         (c) The Bank may, at its option, send written notice to the Borrowers of amounts payable pursuant to Sections 2.02, 2.03 and 3.02, but the failure to send such notice shall not affect or excuse the Borrowers' obligation to make payment of the amounts required by such Sections on the due date specified in such Sections.

         (d) Payments which are due on a day which is not a Business Day shall be payable on the next succeeding Business Day, and any interest payable thereon shall be payable for such extended time at the specified rate.

         SECTION 4.02 LATE PAYMENTS

         Except as provided in Section 2.02(b) relating to reimbursements of amounts drawn under the Letters of Credit, with respect to all amounts payable to the Bank by the Borrowers pursuant to this Article (i) which are not paid within 10 days of the due date, in the case of amounts payable on a specified date, or (ii) which are not paid within 10 days of written notice to the Borrowers, in the case of amounts payable on demand, the Borrowers agree to pay to the Bank on demand interest at a variable per annum rate equal to the Base Rate plus 2%, for each day from the specified date of payment, or the date of written demand for payment, as the case may be, to the date payment is made.

         SECTION 4.03 COMPUTATION OF CHARGES

         The interest and charges provided for in this Agreement based upon annual rates shall be computed on an Actual/360 Day Basis. All interest rates based upon the LIBOR Base Rate shall change when and as the LIBOR Base Rate shall change, effective on the opening of business on the date of any such change.

         SECTION 4.04 STATEMENTS OF ACCOUNT

         The Bank will account to the Borrowers with a statement of charges and payments made pursuant to this Agreement.

         SECTION 4.05 OBLIGATIONS OF BORROWERS ABSOLUTE

         The obligations of the Borrowers under this Agreement and the Revolving Line of Credit Note shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following:

               (1) any lack of validity or enforceability of the Letters of Credit, the Bonds or any of the Financing Documents or the impairment, termination or cancellation of the Lease Agreement by virtue of the doctrine of merger of interests or any similar principle of Alabama law;

               (2) any amendment or waiver of, or any consent to or departure from, the Letters of Credit or any of the Financing Documents;

               (3) the existence of any claim, set-off, defense or other rights which the Borrowers may have at any time against any of the Financing Participants or any other person or entity, whether in connection with this Agreement, the Letters of Credit, the Bonds or any other Financing Document, or any unrelated transaction;

               (4) any statement or any other document presented under the Letters of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein proves to be untrue or inaccurate in any respect whatsoever;

               (5) payment by the Bank under the Letters of Credit against presentation of a draft or certificate which does not comply with the terms of such Letters of Credit, provided such payment shall not have constituted gross negligence or willful misconduct by the Bank; and

               (6) as to the obligations of the Company arising under the Revolving Line of Credit Note or out of or relating to payment of the Letters of Credit, any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, provided the same shall not have constituted gross negligence or willful misconduct by the Bank.

         No act of commission or omission of any kind at any time on the part of the Bank in respect of any matter whatsoever, except for the gross negligence or willful misconduct of the Bank, shall in any way affect or impair any right, power or benefit of the Bank under this Agreement and, to the extent permitted by applicable law, no setoff, claim, reduction, diminution of any obligation, or any defense of any kind or nature which the Borrowers may have against the Bank, except for the gross negligence or willful misconduct of the Bank, shall be available against the Bank in any suit or action brought by the Bank to enforce any right, power or benefit under this Agreement.

         SECTION 4.06 SECURITY

         All Obligations of the Borrowers hereunder and under the other Financing Documents shall be secured by the Mortgage. All Line of Credit Obligations are additionally secured by the Security Agreement. It is the intent hereof that all Obligations of the Borrowers to the Bank shall be fully cross defaulted. A default by the Borrowers under any of the Obligations shall be a default under all of the Obligations and the Bank may exercise any and all remedies, as applicable, under any or all of the Financing Documents.

                                    ARTICLE 5

                             CONDITIONS PRECEDENT TO
                          FUNDING OF CREDIT FACILITIES

         SECTION 5.01 CONDITIONS PRECEDENT TO FUNDING OF CREDIT FACILITIES

         The obligation of the Bank to issue the Letters of Credit and to make Advances under the Revolving Line of Credit is subject to the receipt by the Bank of the following documents, each of which shall be satisfactory to the Bank in form and substance:

               (1) Signed copies of each of the Financing Documents.

               (2) Copies of all necessary satisfactions and releases to encumbrances to the Collateral.

               (3) A Phase I environmental study acceptable to the Bank on the Mortgaged Site and, if indicated by any Phase I study, such additional environmental studies and compliance as shall be acceptable to the Bank.

               (4) An appraisal of the Collateral acceptable to the Bank indicating real and personal properties (excluding Receivables and Inventory) securing the Obligations having a current value in an amount which will support the Letters of Credit based upon an 80% loan-to-value for real property and an 65% loan-to-value for any portion of the machinery and equipment not covered by the real estate appraisal.

               (5) A hazard insurance binder or policy on the Project in an amount of the full replacement cost thereof. The amount of insurance must at all times equal or exceed the aggregate outstanding Credit Amount for the Substitute Letter and the Letter of Credit. The Borrowers shall provide in each instance a mortgagee endorsement to such insurance naming the Bank as mortgagee.

               (6) Certificate of general liability and workmen's compensation insurance of the Borrowers .

               (7) A survey of the real property which will be mortgaged as Collateral for the Obligations.

               (8) A mortgagee title insurance binder from a company acceptable to the Bank in the aggregate amount of not less than the appraised value of the real property used as Collateral.

               (9) UCC-1 Financing Statements relating to the Mortgage and the Security Agreement.

               (10) Corporate resolutions of each the Borrowers authorizing this Agreement, the Revolving Line of Credit Note, the Mortgage, the Security Agreement and all related loan documents.

               (11) A legal opinion of Roy S. Goldfinger, P.C., counsel to the Borrowers, as to the due authorization, issuance and enforceability of the Financing Documents acceptable to the Bank and its counsel.

               (12) Such other loan documents as may reasonably be required by the Bank or its counsel.

               (13) A copy of the construction contract for the construction of the 2002 Improvements and a copy of the building permit therefor.

               (14) Such additional legal opinions, certificates, proceedings, instruments and other documents as the Bank or its counsel may reasonably request to evidence (i) compliance by the Board and the Borrowers with legal requirements, (ii) the truth and accuracy, as of the date of delivery of this Agreement, of the representations of the Board and the Borrowers contained in the Financing Documents, and (iii) the due performance or satisfaction by the Board and the Borrowers at or prior to the date of delivery of this Agreement, of all agreements then required to be performed and all conditions then required to be satisfied by them pursuant to the Financing Documents.

         SECTION 5.02 ADDITIONAL CONDITIONS FOR DISBURSEMENTS OF 2002 BOND PROCEEDS

         The proceeds of the 2002 Bonds shall be advanced by the 2002 Trustee only upon receipt by the 2002 Trustee of the written approval of each disbursement by the Bank and only for (i) the payment of the costs of issuance of the 2002 Bonds and the closing of the Credit Facilities and (ii) the cost of the 2002 Improvements as more fully provided in the 2002 Indenture and the Lease Agreement. At the time of each disbursement request, the Borrowers shall furnish the Bank invoices and other evidence satisfactory to the Bank that payment is due for the requested payment.

         SECTION 5.03 ADDITIONAL CONDITIONS TO MAKING ADVANCES UNDER THE REVOLVING LINE OF CREDIT

         The obligation of the Bank to make Advances under the Revolving Line of Credit is subject to the additional following conditions precedent:

         (a) At the time of each Advance hereunder, the representations and warranties set forth in Article 6 shall be true and correct on and as of such time with the same effect as though such representations and warranties had been made on and as of such time, except to the extent that such representations and warranties expressly relate to an earlier date.

         (b) On and as of the date of each Advance hereunder, the Borrowers shall be in compliance with all the terms and provisions set forth herein on each of their parts to be observed or performed, and no Event of Default, nor any event that upon notice or lapse of time or both would constitute an Event of Default, shall have occurred and be continuing.

         (c) On and as of the date of each Advance hereunder, the aggregate principal amount of all Advances under the Revolving Line of Credit Note then outstanding, plus the amount of the requested Advance shall not exceed the lesser of $5,000,000 and (i) 80% of the then Eligible Accounts, plus (ii) 50% of the then Eligible Inventory.

         (d) The Bank shall have received a Request for an Advance dated not more than three Business Days before the date on which the Advance is to be made.

                                    ARTICLE 6

                          REPRESENTATIONS AND COVENANTS

         SECTION 6.01 GENERAL REPRESENTATIONS OF THE BORROWERS

         Each of the Borrowers makes the following representations and warranties as the basis for the undertakings on its part herein contained:

               (1) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida (with the exception of KINPAK which is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama), and each is authorized to do business in all jurisdictions in which the character of its properties or the nature of its business requires such qualifications or authorization.

               (2) It has the corporate power and authority to own its properties and assets and to carry on its business as now being conducted and as now proposed to be conducted.

               (3) Its financial statements that have been furnished to the Bank are complete and correct in all material respects and fairly present its financial condition as of the date or dates indicated and for the periods involved in accordance with generally accepted accounting principles applied on a consistent basis. There has been no materially adverse change in its financial condition or operations since the date of its most recent financial statements furnished to the Bank.

               (4) It has good and marketable title to all its properties and assets reflected on its most recent balance sheet furnished to the Bank, except for such properties and assets (valued in the aggregate, at the time of their disposition, at not in excess of $200,000) as have been disposed of since the date of such balance sheet as no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of its business. All such properties and assets are free and clear of liens of any nature, except as disclosed in such financial statements.

               (5) It has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it as of the date hereof, and has paid or caused to be paid all taxes as shown on such returns or on any assessments received by it to the extent that such taxes have become due and payable.

               (6) It has not used, and does not intend to use, any part of the proceeds of the Bonds, and has not incurred any indebtedness to be reduced, retired, or purchased by it out of such proceeds, for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, and it does not own and has no intention of acquiring any such margin stock.

               (7) The execution and delivery of the Financing Documents to which it is a party does not involve any prohibited transaction within the meaning of the Employee Retirement Income Security Act of 1974, as amended (ERISA), of the Internal Revenue Code. It has fulfilled its obligations, if any, under minimum funding standards of ERISA and is in compliance in all material respects with the applicable provisions of ERISA.

               (8) It has full legal power to consummate the transactions contemplated by the Financing Documents to which it is a party.

               (9) By proper action of its Board of Directors it has duly authorized the execution and delivery of the Financing Documents to which it is a party and the consummation of the transactions contemplated therein.

               (10) It has obtained all consents, approvals, authorizations, and orders of governmental authorities that are required to be obtained by it as a condition to the execution and delivery of the Financing Documents to which it is a party.

               (11) The execution and delivery by it of the Financing Documents to which it is a party and the consummation by it of the transactions contemplated therein do not and will not (i) conflict with, be in violation of, or constitute (upon notice or lapse of time or both) a default under its certificate of incorporation or bylaws or any indenture, mortgage, deed of trust or other contract, agreement or instrument to which it is a party or is subject, or any resolution, order, rule, regulation, writ, injunction, decree or judgment of any governmental authority or court having jurisdiction over it which would result in a material adverse effect on the business or operations of the Borrower or (ii) result in or require the creation or imposition of any lien of any nature upon or with respect to any of its properties now owned or hereafter acquired, except as contemplated by the Financing Documents.

               (12) The Financing Documents to which it is a party constitute legal, valid, and binding obligations of the Borrower and are enforceable against it in accordance with the terms of such instruments, except as enforcement thereof may be limited by (i) bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding at equity or at law.

               (13) There is no action, suit, proceeding, inquiry or investigation pending before any court or governmental authority, or, to the best of the Borrower's knowledge, threatened against it or affecting it or its properties, that (i) involves the consummation of the transactions contemplated by, or the validity or enforceability of, any of the Financing Documents or (ii) could have a materially adverse impact upon its financial condition or operations.

               (14) Neither the Borrower nor any of its Collateral is in violation of any easements, covenants or restrictions affecting any the Collateral, the violation of which could have a material adverse effect on the business or operations of the Borrower.

               (15) It has obtained all necessary licenses, franchises, permits, certificates of need and other authorizations necessary for the operation of the Collateral under applicable laws, ordinances, and regulations, except where the failure to do so would not have a material adverse affect on the business or operations of the Borrower.

               (16) Neither the Collateral nor the Borrower is in material violation of, or subject to, any existing, pending, or to the Borrower's knowledge, threatened investigation or inquiry by any governmental authority or any remedial obligations under any applicable laws, rules or regulations pertaining to health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), and there are no facts, conditions or circumstances known to it which are likely to result in any such investigation or inquiry if such facts, conditions and circumstances, if any, were fully disclosed to the applicable governmental authority, and the Borrower will promptly notify the Bank if the Borrower becomes aware of any such facts, conditions or circumstances or any such investigation or inquiry; the Borrower has obtained all material permits, licenses, or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures or equipment in connection with the Collateral constructed or to be constructed by reason of any environmental laws, rules or regulations; no oil, toxic or hazardous substances, solid wastes, irritants, contaminants, or infectious or medical wastes have been disposed of or released at the site of the Collateral, except in the ordinary course of business and in compliance with all applicable laws and regulations, and the Borrower agree that it will not in its use of such property dispose of or release oil, toxic or hazardous substances, solid wastes, irritants, contaminants, or infectious or medical wastes on such property except in the ordinary course of business and in compliance with all applicable laws and regulations, (the terms "hazardous substance" and "release" shall have the meanings specified in CERCLA, and the terms "solid waste" and "disposal," "dispose" or "disposed" shall have the meanings specified in RCRA, except that if such acts are amended to broaden the meanings thereof, the broader meaning shall apply herein).

               (17) No proceedings are pending, or, to the best of the Borrower's knowledge, threatened, to acquire any power of condemnation or eminent domain, with respect to the Collateral or any interest therein, or to enjoin or similarly prevent or restrict the operation of the Collateral in any manner.

               (18) The Borrowers' chief executive offices are located at 4041 S.W. 47th Avenue, Ft. Lauderdale, Florida 33314.

               (19) It has no claim, defense or right of setoff against any of the Obligations.

               (20) Its fiscal year ends December 31.

         SECTION 6.02 CORPORATE EXISTENCE

         The Borrowers shall do or cause to be done all things necessary to keep their corporate existences in full force and effect and shall not merge with any other corporation or other entity or dissolve or transfer all or substantially all their assets to any other person without the prior written consent of the Bank. The Borrowers will not allow any other corporation to merge into them without the prior written consent of the Bank.

         SECTION 6.03 ACCOUNTING RECORDS

         The Borrowers will maintain proper books of record and account, in which full and correct entries regarding their business and affairs will be made in accordance with generally accepted accounting principles consistently applied.

         SECTION 6.04 REPORTS TO BANK

         During the term of this Agreement, Ocean covenants that, unless waived by the Bank it will provide to the Bank the following:

               (1) Within 30 days after the end of each calendar month an unaudited income and expense statement and balance sheet of Ocean and its consolidated Subsidiaries certified by the chief financial officer of Ocean;

               (2) Within 120 days after the end of each fiscal year, consolidated and consolidating statements of income and retained earnings of Ocean and its consolidated Subsidiaries for such fiscal year, and a balance sheet of Ocean and its consolidated Subsidiaries as of the end of such fiscal year, audited by an independent certified public accountant selected by Ocean and acceptable to the Bank;

               (3) Within 30 days after the filing thereof, a copy of each of the Borrowers' Federal income tax returns.

               (4) Within a reasonable period of time, after request, such other information or documents as the Bank may reasonably request.

         SECTION 6.05 NOTICE OF DEFAULT

         Promptly after the Borrowers or any officer of the Borrowers become aware of any material default (as defined below in this Section), the Borrowers will deliver to the Bank a written notice specifying the nature and period of existence thereof and the action being taken and proposed to be taken with respect thereto. For purposes of this Section, a "material default" means the existence of an event of default under any of the Financing Documents or under any instrument evidencing or securing any other indebtedness or contingent liability of the Borrowers or any Subsidiaries of the Borrowers, or the occurrence and continuation of any event which, with notice or lapse of time or both, would constitute an event of default under any of the Financing Documents or under any instrument evidencing or securing any other indebtedness or contingent liability of the Borrowers or any Subsidiaries of the Borrowers.

         SECTION 6.06 LITIGATION NOTICE

         Promptly after the Borrowers or any officer of the Borrowers become aware of the existence of any material litigation (as defined below in this Section), the Borrowers will deliver to the Bank a written notice specifying the nature and period of existence thereof and the action being taken and proposed to be taken with respect thereto. For purposes of this Section, "material litigation" means any action, suit, proceeding, inquiry or investigation pending before any court or governmental authority, or threatened against the Borrowers or affecting the Borrowers or any of their Subsidiaries or the Borrowers' or any Subsidiary's properties, that (i) involves the consummation of the transactions contemplated by, or the validity or enforceability of, any of the Financing Documents or (ii) could have a materially adverse impact upon the financial condition or operations of the Borrowers or any of their Subsidiaries.

         SECTION 6.07 COVENANTS REGARDING FINANCIAL CONDITION

         (a) The Borrowers hereby covenant and agree

               (1) Adjusted Leverage Ratio. Borrowers on a consolidated basis will maintain at all times an Adjusted Leverage Ratio of no more than
         2.5 to 1.0. As used herein "Adjusted Leverage Ratio" means the ratio of Liabilities plus Guaranteed Obligations, less any Subordinated Debt, divided by Tangible Net Worth.

               (2) Fixed Charge Coverage Ratio. Borrowers on a consolidated basis will maintain at all times a Fixed Charge Coverage Ratio of not less than 1.25 to 1.00 As used herein "Fixed Charge Coverage Ratio" means the ratio of net income plus depreciation, Interest Expense and rent and lease expense to current maturities of long-term debt plus Interest Expense and rent and lease expense.

               (3) Current Ratio. Borrowers on a consolidated basis will maintain at all times a Current Ratio of no less than 1.5 to 1.0. As used herein "Current Ratio" means the ratio of current assets to current liabilities.

               (4) Disposition of Assets. Borrowers will not, other than in the ordinary course of business, sell, lease, transfer or otherwise dispose of any substantial part of their properties and assets; provided, however, that Borrowers may sell, lease, transfer or otherwise dispose of any of their properties or assets not used in the manufacturing operations at the Project if as a result of such sale, lease, transfer or disposal, an event of default under any of the Financing Documents, or any circumstance that with notice or lapse of time or both would constitute an event of default under any of the Financing Documents, does not exist.

               (5) Sale or Encumbrance of Receivables. Borrowers will not sell, assign, discount, pledge or otherwise encumber any of their Receivables or any promissory note held by them, with or without recourse, other than the discount of notes in the ordinary course of business for collection.

               (6) Liens or Security Interests. Borrowers will not grant any lien on or security interest in, or otherwise encumber, any of the Collateral, and, except for liens for taxes not yet due and payable or which are being actively contested in good faith by appropriate proceedings and for which adequate reserves are being maintained by Borrowers and those liens disclosed to the Bank by Borrowers in writing prior to the execution of this Agreement, Borrowers shall not permit to exist any lien, security interest or other encumbrance on any of the Collateral.

         (b) Except as otherwise expressly provided in this Section, (i) Borrowers shall cause each of their Subsidiaries to observe and perform each of the covenants and agreements of this Section to be observed and performed by Borrowers , and (ii) all computations required in connection with the financial covenants contained in this Section shall be made for Borrowers and their Subsidiaries on a combined or consolidated basis, after elimination of intercompany items. Compliance with financial covenant ratios shall be in accordance with generally accepted accounting principles. Compliance with the ratios will be based on information reflected on the Borrowers' year-end financial statements commencing with fiscal year end 2002.

         SECTION 6.08 AMENDMENTS TO FINANCING DOCUMENTS

         Unless the Bank shall otherwise consent in writing (which consent may be granted or refused in the Bank's reasonable discretion), the Borrowers agree not to enter into or consent to or effectuate any amendment to or assignment of any of the Financing Documents.

         SECTION 6.09 INCORPORATION OF COVENANTS BY REFERENCE

         The Borrowers agree that they will perform and comply with each and every covenant and agreement required to be performed or observed by them in the Financing Documents, which provisions, as well as related defined terms contained therein, are hereby incorporated by reference herein with the same effect as if each and every such provision were set forth herein in its entirety. To the extent that any such incorporated provision permits the Trustee or the holders of one or more Bonds or any other person to waive compliance with such provision or requires that a document, opinion or other instrument or any event or condition be acceptable or satisfactory to the Trustee or the holders of one or more Bonds or any other person, for purposes of this Agreement, such provision shall be complied with only if it is waived by the Bank and such document, opinion or other instrument and such event or condition shall be acceptable or satisfactory only if it is acceptable and satisfactory to the Bank. No amendment to such covenants and agreements or defined terms made pursuant to any of the Financing Documents shall be effective to amend such covenants and agreements and defined terms as incorporated by reference herein without the consent of the Bank.

         SECTION 6.10 PAYMENT OF TAXES

         The Borrowers will pay or cause to be paid as they become due and payable, prior to penalty or the expiration of applicable grace periods, all taxes, assessments and other governmental charges lawfully levied or assessed or imposed upon them or their properties or any part thereof or upon any income therefrom; provided, that the Borrowers shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment or governmental charge to the extent that the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings, the Borrowers promptly notify the Bank of such contest and the Borrowers shall have established and maintain with the Bank security satisfactory to the Bank, or established reserves with respect thereto in accordance with generally accepted accounting principles, against any loss, damage or injury that may result if the Borrowers are unsuccessful in such contest.

         SECTION 6.11 MAINTENANCE OF PROPERTIES

         The Borrowers will cause all their properties necessary or useful in the conduct of their business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, alterations, betterments and improvements thereof, all as in the judgment of the Borrowers may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         SECTION 6.12 OPERATION OF COLLATERAL

         The Borrowers will conduct the operation of the Collateral at all times in a prudent manner in compliance with applicable laws and regulations relating thereto and will maintain in effect all material licenses, permits, and certificates necessary for the use and operation of the Collateral.

         SECTION 6.13 OTHER AGREEMENTS

         The Borrowers shall not enter into any agreement containing any provision which would be violated or breached by the performance of their obligations hereunder or under the Financing Documents or under any instrument or document delivered or to be delivered by them hereunder or in connection therewith.

         SECTION 6.14 ENCUMBRANCES

         The Borrowers shall not create or suffer to exist any assignment, mortgage, pledge, security interest, conditional sale or other title retention agreement, lien, charge or encumbrance upon any of the Collateral, except as permitted in the Mortgage and the Security Agreement.

         SECTION 6.15 MAINTENANCE OF INSURANCE

         The Borrowers will at all times maintain and keep in force insurance of the types and in the amounts customarily carried in lines of business similar to the Borrowers' and such other insurance as the Bank may reasonably require, including, without limitation, fire, public liability, casualty, property damage, flood damage, and worker's compensation insurance, which insurance shall be carried with the Borrowers' current insurers and in current amounts or such other company or companies and in such other amounts as are satisfactory to the Bank; provided, however, all property insurance on the Project shall at all times be in amounts equal to the full insurable value of the property insured and the insurer shall provide to the Bank a mortgagee endorsement with respect thereto. The Borrowers shall deliver to the Bank from time to time at the Bank's request copies of all such insurance policies and certificates of insurance and schedules setting forth all insurance then in effect.

         SECTION 6.16 COMPLIANCE WITH ENVIRONMENTAL LAWS

         The Borrowers will at all times maintain all of their real property and business operations in compliance with all applicable present and future federal, state and local environmental laws, regulations and court or administrative orders relating to pollution control and environmental contamination unless such failure to comply would not have a material adverse effect on the Borrowers; and immediately notify the Bank of any knowledge, notice, actions, lien or other similar action alleging either the location of any hazardous substances or the violation of any environmental laws with respect to such real property.

         SECTION 6.17 DAMAGE AND DESTRUCTION

         (a) If before the Obligations are paid in full, all or any portion of the Collateral is damaged or destroyed by fire, explosion or other hazard, and if the Borrowers , within ten days after the event causing such damage or destruction, advise the Bank in writing that in the Borrowers' opinion the Collateral can be restored within six months after such event to substantially the same operating utility that it had prior to such event, then at the Borrowers' request the net proceeds of insurance resulting from such damage or destruction shall be given to the Borrowers to be used, to the extent necessary, for the purpose of reconstructing any damaged portion of the Collateral or remedying a loss thereof, provided, however, that if the damage or loss is of an amount in excess of $250,000 such proceeds shall be held by the Bank prior to reconstruction or reinvestment in the Collateral and paid over to the Borrowers only upon delivery of invoices or other appropriate documentation. Any net proceeds of insurance that are not paid to the Borrowers pursuant to the preceding sentence shall be applied by the Bank toward prepayment of the Obligations, in any order, whether or not then due.

         (b) If before all Obligations are paid in full, all or any portion of the Collateral is damaged or destroyed by fire, explosion or other hazard, and if the Borrowers fail to advise the Bank, within ten days after the event causing such damage or destruction, that in the Borrowers' opinion the Collateral can be restored within six months after the event causing such damage or destruction to substantially the same operating utility it had prior to such event, then at the option of the Bank, the net proceeds of insurance resulting from such damage or destruction shall be paid to the Bank and applied toward prepayment of the Obligations, in any order, whether or not then due.

         SECTION 6.18 CONDEMNATION

         If before all Obligations are paid in full, title to, or the temporary use of, the Collateral or any portion thereof is taken under the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental authority, the proceeds received by the Borrowers and/or the Bank from any award in such eminent domain proceedings shall be applied and certain related actions shall be taken as follows:

               (1) if in the Bank's reasonable opinion exercised in good faith such taking does not significantly impair the operating utility of the Collateral, then the proceeds of such award shall be paid to the Borrowers;

               (2) if in the Bank's reasonable opinion exercised in good faith such taking significantly impairs the operating utility of the Collateral and

                      (A) in the Borrowers' opinion, repairs, restorations,
               modifications, relocations, rearrangements and acquisitions of substitute facilities and improvements can be made within three months after such taking to the extent necessary to restore the Collateral to substantially the same operating utility that it had prior to such taking and the Borrowers agree to make such restoration and pay all of the costs thereof in excess of the proceeds of such award, then the proceeds of such award shall be paid to the Borrowers; or

                      (B) in the Borrowers' opinion, the Collateral cannot
               within three months after such taking be restored to substantially the same operating utility that it had prior to such taking, or if the Borrowers do not agree to undertake such restoration and pay the costs thereof in excess of the proceeds of such award, then the proceeds of such award shall be paid to the Bank and applied toward prepayment of the Obligations, in any order, whether or not then due.

         SECTION 6.19 REDEMPTION OF BONDS

         KINPAK agrees to cause the Board to redeem outstanding Bonds in accordance with the terms of the Indentures and the Bonds.

         SECTION 6.20 BANKING RELATIONSHIP

         Borrowers shall maintain a banking relationship with the Bank for the purpose of the deposit of all Advances and payment of all reimbursement obligations under the Credit Agreement.

         SECTION 6.21 ALABAMA RIVER DOCK FACILITY

         KINPAK currently leases certain dock facilities located on the Alabama River from the State of Alabama, but as of the date hereof is not using such facilities in its business operations. KINPAK agrees that if at any time in the future during which any of the Obligations are outstanding KINPAK again uses such dock facilities as a part of its business operations, KINPAK will grant to the Bank a collateral assignment of and mortgage on its leasehold interest in such dock facilities.

                                    ARTICLE 7

                         EVENTS OF DEFAULT AND REMEDIES

         SECTION 7.01 EVENTS OF DEFAULT

         Any one or more of the following shall constitute an event of default (an "Event of Default") under this Agreement (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (1) (i) default in any payment required under Articles 2 as and when the same become due and payable, or (ii) default in any payment required under Article 3, as and when the same shall become due and payable and the expiration of 10 days thereafter; or

               (2) default in the performance, or breach, of any covenant, condition or agreement on the part of the Borrowers contained in Sections 6.02, 6.07 or 6.08 hereof; or

               (3) default in the performance, or breach, of any covenant or warranty of the Borrowers in this Agreement (other than a covenant or warranty, a default in the performance or breach of which is elsewhere in this Section specifically dealt with), and the continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Borrowers by the Bank a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

               (4) the filing of a petition in bankruptcy (or the other commencement of a bankruptcy or similar proceeding) by any of the Borrowers under any applicable bankruptcy, insolvency, reorganization, or similar law, now or hereafter in effect; or

               (5) the filing of a petition in bankruptcy (or other commencement of a bankruptcy or similar proceeding) against any of the Borrowers under any applicable bankruptcy, insolvency, reorganization, or similar law, now or hereafter in effect, and such petition shall not be discharged or dismissed within 90 days after the date on which such petition was filed; or

               (6) any Borrower (a) applies for or consents to the appointment of a receiver for all or a substantial part of its property or assets,
         (b) admits in writing its inability to pay its debts as such debts become due or (c) makes a general assignment for the benefit of its creditors; or

               (7) any representation or warranty made by the Borrowers herein or in any document, instrument or certificate furnished to the Bank in connection with the issuance of the Letters of Credit or the consummation of the transactions contemplated by the Financing Documents shall at any time prove to have been false or incorrect in any material respect as of the time made; or

               (8) the occurrence of an event of default, as therein defined, under any other Financing Document and the expiration of the applicable grace period, if any, specified therein; or

               (9) the rendering against the Borrowers of a final judgment, decree or order for the payment of money in excess of $250,000 and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 45 consecutive days without a stay of execution.

         SECTION 7.02 REMEDIES

         (a) Upon the occurrence of any Event of Default, the Bank shall have the absolute right and at its option and election and in its sole discretion to exercise alternatively or cumulatively any or all of the remedies set forth in this Section 7.02.

         (b) Without limitation upon the provisions of paragraph (a) above, if any Event of Default shall have occurred and be continuing, the Bank may exercise any of the following remedies:

               (1) give written notice of an Event of Default under this Agreement to the 2002 Trustee directing the 2002 Trustee to effect a mandatory tender of the 2002 Bonds as provided in Section 302 of the 2002 Indenture; or

               (2) give written notice of an Event of Default under this Agreement to the 1997 Trustee directing the 1997 Trustee to "accelerate the 1997 Bonds" pursuant to Section 601(f) of the 1997 Indenture, whereupon an event of default shall occur under the 1997 Indenture, and the 1997 Trustee shall declare the 1997 Bonds immediately due and payable and shall make a draw under the Substitute Letter to pay the principal of the 1997 Bonds and the interest thereon to the date of such declaration; or

               (3) give written notice of an Event of Default under this Agreement to the 2002 Trustee directing the 2002 Trustee to "accelerate the 2002 Bonds" pursuant to Section 602 of the 2002 Indenture, whereupon an event of default shall occur under the 2002 Indenture, and the 2002 Trustee shall declare the 2002 Bonds immediately due and payable and shall make a draw under the Letter of Credit to pay the principal of the 2002 Bonds and the interest thereon to the date of such declaration; or

               (4) upon notice to the Borrowers, declare all amounts, if any, not otherwise immediately due under this Agreement or the Revolving Line of Credit Note to be, and all such amounts shall thereupon become, due and payable to the Bank, without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement, the Revolving Line of Credit Note, the Mortgage or the Security Agreement to the contrary notwithstanding; or

               (5) exercise its banker's lien or right of set-off; or

               (6) proceed to protect its rights by suit in equity, action at law or other appropriate proceedings, whether for the specific performance of any covenant or agreement of the Borrowers herein contained or in aid of the exercise of any power or remedy granted to the Bank under any Financing Document; or

               (7) exercise all of its rights, remedies and power under the Mortgage, the Security Agreement and all other Collateral.

         SECTION 7.03 ACCELERATION OF REIMBURSEMENT

         If an Event of Default exists under this Agreement and the maturity of the Bonds has not been accelerated pursuant to Section 601(f) of the 1997 Indenture or Section 602 of the 2002 Indenture, the Borrowers agree to pay to the Bank, promptly upon demand by the Bank therefor, an amount equal to the maximum amount available to be drawn under the Letters of Credit. All amounts so paid to the Bank (or recovered by the Bank by legal or other action in the event the Borrowers shall fail or refuse to make payment as required by this Section) shall be held by the Bank in reserve as security for reimbursement for any draws the Bank may be required to pay under the Letters of Credit with respect to which an acceleration has not occurred. The Bank may maintain any reserve held under the terms of this Agreement in any manner the Bank may see fit, and the Bank shall invest the same in such investment or investments (including but not limited to certificates of deposit issued by the Bank) as the Bank may choose, subject to any applicable arbitrage restriction or regulation. The Bank shall not be required to pay, or to account to the Borrowers or anyone else for, any interest or other earnings on any reserve at any time held by the Bank under this Agreement, except that any income or profits from any investment of such reserve made by the Bank shall become a part of such reserve. At such time as all of the Obligations have been paid in full and the Letters of Credit have been terminated, all amounts remaining in such reserve (if any) shall be paid to the Borrowers.

         SECTION 7.04 NO REMEDY EXCLUSIVE

         No remedy herein conferred upon or reserved to the Bank is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient.

         SECTION 7.05 AGREEMENT TO PAY ATTORNEYS' FEES

         If the Borrowers should default under any of the provisions of this Agreement and the Bank should employ attorneys or incur other expenses for the collection of any payments due hereunder or the enforcement of performance or observance of any agreement or covenant on the part of the Borrowers herein contained, the Borrowers will, within 15 days of the Borrowers' receipt of demand therefor, pay to the Bank the reasonable fees of such attorneys and such other reasonable expenses so incurred.

         SECTION 7.06 NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER

         If any agreement contained in this Agreement should be breached by the Borrowers and thereafter waived by the Bank, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

         SECTION 7.07 REMEDIES SUBJECT TO APPLICABLE LAW

         All rights, remedies and powers provided by this Article may be exercised only to the extent the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Article are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Agreement invalid or unenforceable.

         SECTION 7.08 WAIVER BY BORROWERS

         The Borrowers hereby waive, as to the enforceability of this Agreement, except as set forth herein or in any of the other Financing Documents, presentation and demand for payment (or protest of nonpayment) of the Obligations or, until the Obligations have been fully paid, any rights of subrogation they may have against others by reason of performance under this Agreement.

         SECTION 7.09 SET OFF

         In addition to all Liens upon, and rights of set-off against, any moneys, securities or other property of the Borrowers given to the Bank by law, the Bank shall have a Lien upon and a right of set-off against all moneys, securities and other property of the Borrowers now or hereafter in the possession of, or on deposit with, the Bank, whether held in a general or special account or deposit, for safekeeping or otherwise, to secure the obligations of the Borrowers under this Agreement; and every such Lien and right of set-off may be exercised without demand upon or notice to the Borrowers.

                                    ARTICLE 8

                                  MISCELLANEOUS

         SECTION 8.01 NO WAIVER

         No failure or delay on the part of the Bank in exercising any right, power or remedy hereunder shall be construed as a waiver of such; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

         SECTION 8.02 ENTIRE AGREEMENT

         This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings and agreements with respect thereto.

         SECTION 8.03 REVIEW BY BORROWERS

         The Borrowers expressly acknowledge that they have had an adequate opportunity to review this Agreement and all documents related thereto, that they are under no compulsion to execute this Agreement or any instruments contemplated herein, that they have not in any way relied upon the advice or recommendations of the Bank, its officers, shareholders, directors, employees, or attorneys, except as set forth in this Agreement.

         SECTION 8.04 WAIVER OF TRIAL BY JURY

         TO THE EXTENT LEGALLY ENFORCEABLE, THE BANK AND THE BORROWERS IRREVOCABLY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY COURT IN ANY ACTION: (a) THE BANK BRINGS TO COLLECT AMOUNTS OWED THE BANK UNDER THIS AGREEMENT AND (b) ALLEGING THAT (i) THE BANK HAS BREACHED THIS AGREEMENT, OR ANY AGREEMENT RELATING TO THIS AGREEMENT, (ii) THE BANK HAS BREACHED ANY OTHER AGREEMENT, EXPRESS OR IMPLIED, (iii) THE BANK OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS HAVE ACTED WRONGFULLY, NEGLIGENTLY OR OTHERWISE TORTIOUSLY WITH RESPECT TO THE BORROWERS.

         To the extent that any court of competent jurisdiction determines that such jury waiver is inapplicable or unenforceable with respect to any claim or dispute, such claim or dispute shall be submitted to and settled by final and binding arbitration under the Federal Arbitration Act or other applicable law pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Such proceeding shall be held before a single arbitrator who is an active attorney or retired judge. The party against which the decision is rendered shall pay the costs and reasonable attorneys' fees of the prevailing party for any arbitration proceeding.

         SECTION 8.05 NOTICES

         (a) Any request, demand, authorization, direction, notice, consent, or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with, the Borrowers or the Bank shall be sufficient for every purpose hereunder if in writing and (except as otherwise provided in this Agreement) either (i) delivered personally to the party or, if such party is not an individual, to an officer, partner, member or other legal representative of the party to whom the same is directed, or (ii) mailed by registered or certified mail, postage prepaid and addressed as follows:

         If to the Borrowers:

         Hand delivery and mailing address:

         c/o Ocean Bio-Chem, Inc.
         4041 S.W. 47th Avenue
         Ft. Lauderdale, Florida 33314
         Attention:  Mr. Edward Anchel

         If to the Bank:

         Hand delivery address:

         Regions Bank
         8 Commerce Street
         Montgomery, Alabama  36104
         Attention:  Mr. Timothy D. Riley

         Mailing address:

         Regions Bank
         Post Office Box 511
         Montgomery, Alabama  36101-0511
         Attention:  Mr. Timothy D. Riley

Any of such parties may specify a different address for the receipt of such documents by mail by giving notice of the change in address to the other party as provided in this Section.

         (b) Any such notice or other document shall be deemed to be received
(i) as of the date delivered, if delivered personally in accordance with subsection (a) of this Section, or (ii) as of three days after the date deposited in the mail, if mailed in accordance with subsection (a) of this Section.

         SECTION 8.06 INDEMNIFICATION

         (a) The Borrowers agree to defend, indemnify, and hold harmless the Bank, its directors, officers, employees, and agents (the "Indemnitees") from and against any and all claims, demands, judgments, damages, actions, causes of action, injuries, orders, penalties, reasonable costs and expenses, (including without limitation, costs of court and reasonable attorney's fees) of any kind whatsoever in connection with the execution and delivery or transfer of or payment or failure to pay under the Letters of Credit; provided, however, said indemnities shall not apply to any claims, damages, lawsuits, liabilities, costs, or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or negligence of the Bank in determining whether a draft or certificate presented under the Letters of Credit complied with the terms of the Letters of Credit; or (ii) the Bank's negligent or willful failure to pay under the Letters of Credit after presentation to it by the Trustee of a draft and certificate strictly complying with the terms and conditions of the Letters of Credit.

         (b) The Borrowers shall indemnify and hold the Bank harmless from and against any fines, charges, expenses, fees, attorney fees and costs incurred by the Bank in the event the Borrowers or the Collateral (whether or not due to any fault of the Borrowers) is hereafter determined to be in violation of any environmental laws, rules or regulations applicable thereto, including, without limitation, those described in Section 6.01(16) of this Agreement, but only with respect to such violations that occur or exist prior to foreclosure of the Mortgage or transfer of deed in lieu of foreclosure, and this indemnity shall survive any foreclosure of the Mortgage or deed in lieu of foreclosure and repayment of the Obligations.

         SECTION 8.07 LIABILITY OF THE BANK

         For the exclusive benefit of the Bank and as between the Bank and the Borrowers only, the Borrowers assume all risks of, but shall not be liable or responsible to the Bank or any other person or entity for damages arising out of, the acts or omissions of the Trustee and any transferee of the Letters of Credit with respect to the Trustee's or such transferee's use of the Letters of Credit. Neither the Bank nor any of its officers or directors shall be liable or responsible for: (i) the use which may be made of the Letters of Credit or for any acts or omissions of the Trustee and any such transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the Bank under the Letters of Credit against presentment of documents which do not strictly comply with the terms of the Letters of Credit, including but not limited to, failure of any documents to bear any reference or adequate reference to the Letters of Credit; or (iv) any other circumstances whatsoever in making or failing to make payment under the Letters of Credit, except only that the Borrowers shall have a claim against the Bank, and the Bank shall be liable to the Borrowers, to the extent, but only to the extent, of any damages suffered by the Borrowers which were caused by (A) the Bank's willful misconduct or gross negligence in determining whether documents presented under the Letters of Credit comply with the terms of the Letters of Credit or (B) the Bank's willful or negligent failure to pay under the Letters of Credit after the presentation to it by the Trustee of a draft and certificate strictly complying with the terms and conditions of the Letters of Credit. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         SECTION 8.08 CONTINUING OBLIGATION

         This Credit Agreement is a continuing obligation and shall (i) be binding upon the Borrowers and the Bank, their successors and assigns, and (ii) inure to the benefit of and be enforceable by the Borrowers and the Bank and their successors and assigns; provided, that the Borrowers may not assign all or any part of this Credit Agreement without the prior written consent of the Bank.

         SECTION 8.09 PARTICIPATION

         The Borrowers understand that the Bank may from time to time enter into a participation agreement or participation agreements with one or more participants pursuant to which each such participant shall be given a participation in the Obligations; provided, however, that (a) the Bank shall remain solely responsible for the performance of its obligations hereunder, the Bank shall continue to deal with the Borrowers in all matters connected herewith, and the Borrowers shall continue to deal solely and directly with the Bank in all matters connected herewith, and (b) the entering into such participation agreements shall not result in the imposition of additional costs on the Borrowers Except as otherwise permitted in this Section 8.09, the Bank will not assign any of its rights or delegate any of its duties or responsibilities with respect to the Obligations without the prior written consent of the Borrowers.

         SECTION 8.10 GOVERNING LAW

         This Agreement, all other Financing Documents and the Letters of Credit shall be governed by and construed in accordance with the laws of the State of Alabama.

         SECTION 8.11 COSTS, EXPENSES AND TAXES

         The Borrowers agree to pay at the time of the execution hereof (i) the reasonable costs and expenses in connection with the preparation, execution, and delivery of this Agreement and any other documents which may be delivered in connection with this Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto, and (ii) after the occurrence of an Event of Default, or the occurrence of an event which the Bank reasonably believes may lead to an Event of Default, the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect to advising the Bank as to its rights and responsibilities under this Agreement.

         IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed and delivered by their duly authorized officers.

                                         OCEAN BIO-CHEM, INC.

(SEAL)
                                         By: /s/ Peter Dornau
                                             ------------------------
                                         Its President
                                             ------------------------
ATTEST:
/s/ Ed Anchel
-------------------------------
Its Asst. Secretary
    ---------------------------

                                         STAR-BRITE DISTRIBUTING, INC.

(SEAL)
                                         By: /s/ Peter Dornau
                                             ------------------------
                                         Its President
                                             ------------------------
ATTEST:
/s/ Ed Anchel
-------------------------------
Its Asst. Secretary
    ---------------------------

                                         STAR BRITE AUTOMOTIVE, INC.

(SEAL)
                                         By: /s/ Peter Dornau
                                             ------------------------
                                         Its President
                                             ------------------------
ATTEST:
/s/ Ed Anchel
-------------------------------
Its Asst. Secretary
    ---------------------------
                                         STAR BRITE DISTRIBUTING (CANADA), INC.

(SEAL)
                                         By: /s/ Peter Dornau
                                             ------------------------
                                         Its President
                                             ------------------------
ATTEST:
/s/ Ed Anchel
-------------------------------
Its Asst. Secretary
    ---------------------------

                                                   KINPAK INC.

(SEAL)
                                         By: /s/ Peter Dornau
                                             ------------------------
                                         Its President
                                             ------------------------
ATTEST:
/s/ Ed Anchel
-------------------------------
Its Asst. Secretary
    ---------------------------

                                                                   (BORROWERS)

                                                     REGIONS BANK

                                         By: /s/ Timothy O. Riley
                                             -----------------------
                                         Its Vice President
                                             -----------------------

                                                                        (Bank)

                                    EXHIBIT A
                                       TO
                                CREDIT AGREEMENT

                           BORROWING BASE CERTIFICATE

Accounts Receivable                  $
                                      ------------
Less Those More Than 90 Days        ($            )
                                      ------------
Accounts Receivable Not More
         Than 90 Days                $
                                      ------------
Less payments, Adjustments, etc.
         on Eligible Accounts       ($            )
                                      ------------

Eligible Accounts                    $
                                      ------------
80% Advance Rate                         x .80
                                      ------------
Accounts Receivable

         Borrowing Base                               $
                                                       -----------

Eligible Inventory                   $
                                      ------------
50% Advance Rate                         x .50
                                      ------------
Inventory Borrowing Base                              $
                                                       -----------

Total Borrowing Base                                  $          *
                                                       -----------

Less Outstanding Balance
         on Revolving Line of Credit                 ($           )
                                                       -----------

Available to Draw                                                    $
                                                                      ----------

* Shall not exceed $5,000,000



         I certify the above information is true and correct and accurately reflects the books and records of ___________________________. as of this the ______ day of ___________________, _____.

                                                     ---------------------------
                                                     Name:
                                                           ---------------------
                                                     Title:
                                                            --------------------

                                    EXHIBIT B
                                       TO
                                CREDIT AGREEMENT

                                    Equipment
                                    ---------

                                    EXHIBIT C
                                       TO
                                CREDIT AGREEMENT

                            Real Property Description
                            -------------------------

         Lot 3-3A-1, according to the Map of a Replat of Lot 3-3A, Gunter Industrial Park, which said Replat appears of record in Plat Book 29 at Page 150 in the Office of the Judge of Probate of Montgomery County, Alabama, being a Replat of Lot 3-3 of Gunter Industrial Park Plat 3 and Lot 3-4B of the Replat of Lot 3-4 of Gunter Industrial Park Plat 3, lying in Section 2, Township 16 North, Range 18 East, and Section 35, Township 17 North, Range 18 East, Montgomery County, Alabama.

                                    EXHIBIT D
                                       TO
                                CREDIT AGREEMENT

                             (2002 Letter of Credit)

                                    EXHIBIT E
                                       TO
                                CREDIT AGREEMENT

             (Mortgage, Assignment of Leases and Security Agreement)

                                    EXHIBIT F
                                       TO
                                CREDIT AGREEMENT

                (Request for a Revolving Line of Credit Advance)

                                    EXHIBIT G
                                       TO
                                CREDIT AGREEMENT

                         (Revolving Line of Credit Note)

                                    EXHIBIT H
                                       TO
                                CREDIT AGREEMENT

                              (Security Agreement)

                                    EXHIBIT I
                                       TO
                                CREDIT AGREEMENT

                          (Substitute Letter of Credit)

                                    EXHIBIT J
                                       TO
                                CREDIT AGREEMENT

                               EXTENSION AGREEMENT

         This Extension Agreement (the "Extension Agreement") made as of the _____ day of _________________, 20____ between Regions Bank, an Alabama state bank with a principal office located at Montgomery, Alabama (the "Bank") and Ocean Bio-Chem, Inc. of 4041 S.W. 47th Avenue, Ft. Lauderdale, Florida 33314 and certain affiliated entities hereinafter referred to.

                                    RECITALS:

         1. As of July 1, 2002, that certain Credit Agreement (the "Credit Agreement") was executed among the Bank, Ocean Bio-Chem, Inc. and certain affiliated entities named therein (collectively, the "Borrowers") providing for a Revolving Credit Loan (as defined in the Credit Agreement) in the amount of up to $5,000,000 for a period ended May 31, 2003 at the variable rate of interest therein set forth.

         2. The Credit Agreement provides for extension of the Revolving Credit Loan term for successive periods of up to one year each in such amounts as the Bank may approve, to be effective by execution by the Borrowers and the Bank of an Extension Agreement in the form hereof.

         3. The Bank and the Borrowers, by execution of this Extension Agreement seek to extend the Revolving Credit Loan for the period and in the amount hereinafter indicated.

                                   AGREEMENTS:

         1. Definitions. All capitalized terms used herein are as defined in the Loan Agreement unless otherwise stated.

         2. Extension of Term and Amount. The Revolving Credit Loan is hereby extended as provided in Section 3.01(b) of the Credit Agreement, subject to the terms and conditions of the Credit Agreement. The maximum principal amount of the Revolving Credit Loan outstanding at any time shall not exceed $___________. The Termination Date of the Revolving Credit Loan pursuant to this Extension Agreement is __________________, subject to prepayment and acceleration pursuant to the terms of the Credit Agreement.

         3. Ratification of Loan Agreement. The terms and conditions of the Credit Agreement relating to the Revolving Credit Loan, including the Revolving Credit Note Rate, prepayment provisions, and method of making advances are expressly ratified and affirmed hereby and shall apply with the same force and effect to extensions of credit made under this Extension Agreement as to advances made during the initial term.

         4. Security. It is expressly agreed, as provided in the Credit Agreement, that any and all borrowing pursuant to this Extension Agreement is secured according to the terms of such Credit Agreement and all security documents executed in connection therewith.


         IN WITNESS WHEREOF, the undersigned have executed this instrument on this the ______ day of ______________________, 20____.


                                         OCEAN BIO-CHEM, INC.

(SEAL)
                                         By:
                                             ------------------------
                                         Its
                                             ------------------------
ATTEST:

-------------------------------
Its
    ---------------------------

                                         STAR-BRITE DISTRIBUTING, INC.

(SEAL)
                                         By:
                                             ------------------------
                                         Its
                                             ------------------------
ATTEST:

-------------------------------
Its
    ---------------------------

                                         STAR BRITE AUTOMOTIVE, INC.

(SEAL)
                                         By:
                                             -----------------------
                                         Its
                                             -----------------------
ATTEST:

-------------------------------
Its
    ---------------------------

                                         STAR BRITE DISTRIBUTING (CANADA), INC.

(SEAL)
                                         By:
                                             -----------------------
                                         Its
                                             -----------------------
ATTEST:

-------------------------------
Its
    ---------------------------


                                         KINPAK INC.

(SEAL)
                                         By:
                                             -----------------------
                                         Its
                                             -----------------------
ATTEST:

-------------------------------
Its
    ---------------------------

                                                                     (Borrowers)

                                         REGIONS BANK


                                         By:
                                             -----------------------
                                         Its
                                             -----------------------